Exhibit 99.1

MFA
FINANCIAL, INC.

One Vanderbilt Ave
New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

August 3, 2023	NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	Abernathy MacGregor
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces Second Quarter 2023 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 financial results update:

●	MFA generated a GAAP net loss for the second quarter of $34.1 million, or $0.34 per basic and diluted common share. Distributable earnings, a non-GAAP financial measure, were $40.4 million, or $0.40 per common share. MFA paid a regular cash dividend for the quarter of $0.35 per share on July 31, 2023.

●	GAAP book value at June 30, 2023 was $14.42 per common share. Economic book value, a non-GAAP financial measure, was $15.12 per common share.

●	Net interest spread rose to 2.14%, a 40 bps increase from the first quarter.

●	MFA generated a total economic return of (3.4)% for the second quarter.

●	MFA closed the quarter with unrestricted cash of $329.4 million.

Commenting on the quarter, Craig Knutson, MFA’s CEO and President said: “We are pleased to deliver distributable earnings in excess of our dividend during what was another challenging and volatile quarter for fixed-income investors. Although higher interest rates negatively impacted our book value, we took advantage of market conditions to acquire approximately $1 billion of loans and securities at attractive levels. Our net interest spread rose 40 bps during the quarter to 2.14%, further evidence that we are delivering on our mission to add higher-yielding assets while keeping our cost of funds relatively stable.”

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Mr. Knutson continued: “Our Lima One subsidiary originated $584 million of new business purpose loans during the quarter, a 50% increase over the first quarter. We also acquired $345 million of Non-QM loans and again added to our Agency RMBS position. Our emphasis on disciplined underwriting and strong risk management continues to bear fruit. Delinquencies declined in each of our credit-sensitive asset classes, and loan-to-value (LTV) ratios remain quite low. Finally, we again benefited from our $3 billion interest rate swap position, which generated a net positive carry of $26 million during the quarter.”

Q2 2023 Portfolio Activity

●	Loan acquisitions were $867.7 million, including $523.2 million of funded originations of business purpose loans (including draws on Transitional loans) and $344.5 million of Non-QM loan acquisitions, bringing MFA’s residential whole loan balance to $8.1 billion.

●	Lima One funded $390.3 million of new business purpose loans with a maximum loan amount of $583.9 million. Further, $132.9 million of draws were funded on previously originated Transitional loans. Lima One generated $11.5 million of origination, servicing, and other fee income.

●	MFA added $108.8 million of Agency MBS during the quarter, bringing its total Securities portfolio to $594.3 million.

●	MFA continued to reduce its REO portfolio, selling 95 properties in the second quarter for aggregate proceeds of $31.7 million and generating $4.0 million of gains.

●	60+ day delinquencies (measured as a percentage of UPB) for Purchased Performing Loans declined to 2.8% from 3.1% in the first quarter. Combined Purchased Credit Deteriorated and Purchased Non-Performing 60+ day delinquencies declined to 27.4% from 30.6% in the first quarter.

●	MFA completed one loan securitization during the quarter, collateralized by $371.6 million of unpaid principal balance (UPB) of Non-QM loans, bringing its securitized debt to approximately $4 billion.

●	MFA maintained its position in interest rate swaps at a notional amount of approximately $3.0 billion. At June 30, 2023, these swaps had a weighted average fixed pay interest rate of 1.58% and a weighted average variable receive interest rate of 5.09%.

●	MFA estimates the net effective duration of its investment portfolio at June 30, 2023 was 1.19.

●	MFA’s Debt/Net Equity Ratio was 3.9x and recourse leverage was 1.9x at June 30, 2023.

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Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Thursday, August 3, 2023, at 11:00 a.m. (Eastern Time) to discuss its second quarter 2023 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com through the “Webcasts & Presentations” link on MFA’s home page. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed over $4.6 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

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The following table presents MFA’s asset allocation as of June 30, 2023, and the second quarter 2023 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At June 30, 2023	Purchased Performing Loans (1)	Purchased Credit Deteriorated Loans (2)	Purchased Non- Performing Loans	Securities, at fair value	Real Estate Owned	Other, net (3)	Total
(Dollars in Millions)
Fair Value/Carrying Value	$6,972	$428	$740	$594	$120	$690	$9,544
Receivable/(Payable) for Unsettled Transactions	—	—	—	(31)	—	—	(31)
Financing Agreements with Non-mark-to-market Collateral Provisions	(968)	—	—	—	—	—	(968)
Financing Agreements with Mark-to-market Collateral Provisions	(1,548)	(131)	(230)	(464)	(29)	—	(2,402)
Securitized Debt	(3,416)	(237)	(304)	—	(12)	—	(3,969)
Convertible Senior Notes	—	—	—	—	—	(229)	(229)
Net Equity Allocated	$1,040	$60	$206	$99	$79	$461	$1,945
Debt/Net Equity Ratio (4)	5.7	x	6.1	x	2.6	x	5.0	x	0.5	x	3.9	x

For the Quarter Ended June 30, 2023
Yield on Average Interest Earning Assets (5)	5.66%	7.09%	10.11%	7.67%	N/A	6.10%
Less Average Cost of Funds (6)	(3.97)	(1.98)	(3.53)	(4.29)	(5.09)	(3.96)
Net Interest Rate Spread	1.69%	5.11%	6.58%	3.38%	(5.09)%	2.14%

(1)	Includes $3.6 billion of Non-QM loans, $1.7 billion of Transitional loans, $1.5 billion of Single-family rental loans, $75.3 million of Seasoned performing loans, and $58.1 million of Agency eligible investor loans. At June 30, 2023, the total fair value of these loans is estimated to be $6.9 billion.
(2)	At June 30, 2023, the total fair value of these loans is estimated to be $447.5 million.
(3)	Includes $329.4 million of cash and cash equivalents, $174.0 million of restricted cash, and $27.4 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(4)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.
(5)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At June 30, 2023, the amortized cost of our Securities, at fair value, was $583.0 million. In addition, the yield for residential whole loans was 6.08%, net of two basis points of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.
(6)	Average cost of funds includes interest on financing agreements, Convertible Senior Notes and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended June 30, 2023, this decreased the overall funding cost by 138 basis points for our overall portfolio, 144 basis points for our Residential whole loans, 145 basis points for our Purchased Performing Loans, 206 basis points for our Purchased Credit Deteriorated Loans, 87 basis points for our Purchased Non-Performing Loans and 138 basis points for our Securities, at fair value.

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The following table presents the activity for our residential mortgage asset portfolio for the three months ended June 30, 2023:

Table 2 - Investment Portfolio Activity Q2 2023

(In Millions)	March 31, 2023	Runoff (1)	Acquisitions (2)	Other (3)	June 30, 2023	Change
Residential whole loans and REO	$7,915	$(394)	$868	$(129)	$8,260	$345
Securities, at fair value	505	(10)	109	(10)	594	89
Totals	$8,420	$(404)	$977	$(139)	$8,854	$434

(1)	Primarily includes principal repayments and sales of REO.
(2)	Includes draws on previously originated Transitional loans.
(3)	Primarily includes changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans.

Table 3 - Portfolio composition

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022
Purchased Performing Loans:
Non-QM loans	$912,826	$987,282	$2,696,293	$2,372,548	$3,609,119	$3,359,830
Transitional loans (1)	42,427	75,188	1,705,830	1,342,032	1,748,257	1,417,220
Single-family rental loans	191,780	210,833	1,300,130	1,165,741	1,491,910	1,376,574
Seasoned performing loans	75,389	82,932	—	—	75,389	82,932
Agency eligible investor loans	—	—	58,068	51,094	58,068	51,094
Total Purchased Performing Loans	$1,222,422	$1,356,235	$5,760,321	$4,931,415	$6,982,743	$6,287,650

Purchased Credit Deteriorated Loans	$448,366	$470,294	$—	$—	$448,366	$470,294

Allowance for Credit Losses	$(31,035)	$(35,314)	$—	$—	$(31,035)	$(35,314)

Purchased Non-Performing Loans	$—	$—	$739,712	$796,109	$739,712	$796,109

Total Residential Whole Loans	$1,639,753	$1,791,215	$6,500,033	$5,727,524	$8,139,786	$7,518,739

Number of loans	6,682	7,126	18,074	16,717	24,756	23,843

(1)	As of June 30, 2023 includes $926.7 million of loans collateralized by one-to-four family residential properties and $821.5 million of loans collateralized by multi-family properties. As of December 31, 2022 includes $784.9 million of loans collateralized by one-to-four family residential properties and $632.3 million of loans collateralized by multi-family properties.

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Table 4 - Yields and average balances

	For the Three-Month Period Ended
	June 30, 2023			March 31, 2023			June 30, 2022
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Purchased Performing Loans:
Non-QM loans	$45,518	$3,879,175	4.69%	$44,089	$3,803,154	4.64%	$34,512	$3,766,691	3.66%
Transitional loans	32,621	1,654,585	7.89%	28,227	1,473,420	7.66%	15,188	953,320	6.37%
Single-family rental loans	23,141	1,587,636	5.83%	21,313	1,518,741	5.61%	16,413	1,263,966	5.19%
Seasoned performing loans	1,127	77,843	5.79%	1,090	81,388	5.36%	1,155	95,650	4.83%
Agency eligible investor loans	518	72,875	2.84%	2,857	380,763	3.00%	7,604	1,051,737	2.89%
Total Purchased Performing Loans	102,925	7,272,114	5.66%	97,576	7,257,466	5.38%	74,872	7,131,364	4.20%

Purchased Credit Deteriorated Loans	8,087	455,993	7.09%	7,138	466,123	6.13%	8,672	506,653	6.85%

Purchased Non-Performing Loans	17,036	674,200	10.11%	14,796	699,730	8.46%	18,810	800,102	9.40%

Total Residential Whole Loans	$128,048	$8,402,307	6.10%	$119,510	$8,423,319	5.68%	$102,354	$8,438,119	4.85%

Table 5 - Net Interest Spread

	For the Three-Month Period Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Purchased Performing Loans
Net Yield (1)	5.66%	5.38%	4.20%
Cost of Funding (2)	3.97%	3.95%	3.28%
Net Interest Spread	1.69%	1.43%	0.92%

Purchased Credit Deteriorated Loans
Net Yield (1)	7.09%	6.13%	6.85%
Cost of Funding (2)	1.98%	2.23%	3.17%
Net Interest Spread	5.11%	3.90%	3.68%

Purchased Non-Performing Loans
Net Yield (1)	10.11%	8.46%	9.40%
Cost of Funding (2)	3.53%	3.53%	3.34%
Net Interest Spread	6.58%	4.93%	6.06%

Total Residential Whole Loans
Net Yield (1)	6.10%	5.68%	4.85%
Cost of Funding (2)	3.83%	3.82%	3.28%
Net Interest Spread	2.27%	1.86%	1.57%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.
(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended June 30, 2023, this decreased the overall funding cost by 144 basis points for our Residential whole loans, 145 basis points for our Purchased Performing Loans, 206 basis points for our Purchased Credit Deteriorated Loans, and 87 basis points for our Purchased Non-Performing Loans. For the quarter ended March 31, 2023, this decreased the overall funding cost by 127 basis points for our Residential whole loans, 129 basis points for our Purchased Performing Loans, 171 basis points for our Purchased Credit Deteriorated Loans, and 77 basis points for our Purchased Non-Performing Loans. For the quarter ended June 30, 2022, this increased the overall funding cost by 25 basis points for our Residential whole loans, 23 basis points for our Purchased Performing Loans, 43 basis points for our Purchased Credit Deteriorated Loans, and 29 basis points for our Purchased Non-Performing Loans.

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Table 6 - Credit related metrics/Residential Whole Loans

June 30, 2023

				Weighted
	Fair	Unpaid	Weighted	Average	Weighted	Weighted
	Value /	Principal	Average	Term to	Average	Average	Aging by UPB					60+
(Dollars	Carrying	Balance	Coupon	Maturity	LTV	Original		Past Due Days			60+	LTV
In Thousands)	Value	(“UPB”)	(2)	(Months)	Ratio (3)	FICO (4)	Current	30-59	60-89	90+	DQ %	(3)
Purchased Performing Loans:
Non-QM loans	$3,602,412	$3,917,542	5.48%	348	64%	735	$3,749,468	$72,290	$24,934	$70,850	2.4%	66.3%
Transitional loans (1)	1,745,417	1,759,641	8.45	11	65	744	1,675,104	12,749	8,188	63,600	4.1	67.2
Single-family rental loans	1,490,673	1,604,083	6.01	321	68	737	1,555,427	10,893	3,766	33,997	2.4	71.9
Seasoned performing loans	75,347	82,695	4.01	147	29	726	78,138	1,378	43	3,136	3.8	37.5
Agency eligible investor loans	58,068	70,075	3.44	338	67	757	69,082	—	765	228	1.4	73.0
Total Purchased Performing Loans	$6,971,917	$7,434,036	6.26%	260							2.8%
Purchased Credit Deteriorated Loans	$428,157	$528,843	4.75%	272	62%	N/A	$394,413	$45,891	$13,721	$74,818	16.7%	72.6%
Purchased Non-Performing Loans	$739,712	$825,289	5.12%	274	67%	N/A	$448,977	$93,267	$32,569	$250,476	34.3%	76.3%
Residential whole loans, total or weighted average	$8,139,786	$8,788,168	5.81%	256							6.6%

(1)	As of June 30, 2023 Transitional loans includes $821.5 million of loans collateralized by multi-family properties with a weighted average term to maturity of 15 months and a weighted average LTV ratio of 73%.
(2)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.
(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. For Transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. For certain Transitional loans, totaling $296.1 million at June 30, 2023, an after repaired valuation was not obtained and the loan was underwritten based on an “as is” valuation. The weighted average LTV of these loans based on the current unpaid principal balance and the valuation obtained during underwriting, is 69% at June 30, 2023. Excluded from the calculation of weighted average LTV are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful. 60+ LTV has been calculated on a consistent basis.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.

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Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on the value of our portfolio, including the impact of Swaps and securitized debt, based on the assets in our investment portfolio at June 30, 2023. Changes in portfolio value are measured as the percentage change when comparing the projected portfolio value to the base interest rate scenario at June 30, 2023.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Equity
+100 Basis Point Increase	(1.45)%	(7.09)%
+ 50 Basis Point Increase	(0.67)%	(3.25)%
Actual at June 30, 2023	—%	—%
- 50 Basis Point Decrease	0.55%	2.66%
-100 Basis Point Decrease	0.97%	4.73%

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MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	June 30, 2023	December 31, 2022
	(unaudited)
Assets:
Residential whole loans, net ($6,500,033 and $5,727,524 held at fair value, respectively) (1)	$8,139,786	$7,518,739
Securities, at fair value	594,294	333,364
Cash and cash equivalents	329,391	334,183
Restricted cash	174,005	159,898
Other assets	498,755	766,221
Total Assets	$9,736,231	$9,112,405

Liabilities:
Financing agreements ($4,116,746 and $3,898,744 held at fair value, respectively)	$7,568,177	$6,812,086
Other liabilities	223,285	311,470
Total Liabilities	$7,791,462	$7,123,556

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 101,916 and 101,802 shares issued and outstanding, respectively	1,019	1,018
Additional paid-in capital, in excess of par	3,691,233	3,684,291
Accumulated deficit	(1,761,093)	(1,717,991)
Accumulated other comprehensive income	13,420	21,341
Total Stockholders’ Equity	$1,944,769	$1,988,849
Total Liabilities and Stockholders’ Equity	$9,736,231	$9,112,405

(1)	Includes approximately $4.8 billion and $4.0 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at June 30, 2023 and December 31, 2022, respectively. Such assets can be used only to settle the obligations of each respective VIE.

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MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In Thousands, Except Per Share Amounts)	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$128,048	$102,354	$247,558	$201,820
Securities, at fair value	9,948	5,294	17,256	10,569
Other interest-earning assets	2,622	1,349	4,973	2,855
Cash and cash equivalent investments	3,732	324	6,768	426
Interest Income	$144,350	$109,321	$276,555	$215,670

Interest Expense:
Asset-backed and other collateralized financing arrangements	$95,884	$52,805	$184,764	$92,170
Other interest expense	3,961	3,937	7,917	7,868
Interest Expense	$99,845	$56,742	$192,681	$100,038

Net Interest Income	$44,505	$52,579	$83,874	$115,632

(Provision)/Reversal of Provision for Credit Losses on Residential Whole Loans	$(294)	$(1,817)	$(281)	$1,694
Provision for Credit Losses on Other Assets	—	(28,579)	—	(28,579)
Net Interest Income after Provision for Credit Losses	$44,211	$22,183	$83,593	$88,747

Other (Loss)/Income, net:
Net loss on residential whole loans measured at fair value through earnings	$(130,703)	$(218,181)	$(1,529)	$(506,116)
Impairment and other net loss on securities and other portfolio investments	(4,569)	(12,046)	(1,638)	(15,747)
Net gain on real estate owned	2,153	7,185	6,095	15,917
Net gain on derivatives used for risk management purposes	60,451	47,804	39,243	141,905
Net gain/(loss) on securitized debt measured at fair value through earnings	27,394	84,573	(24,331)	148,690
Lima One - origination, servicing and other fee income	11,477	10,673	20,453	25,167
Other, net	5,496	3,544	8,668	6,220
Other (Loss)/Income, net	$(28,301)	$(76,448)	$46,961	$(183,964)

Operating and Other Expense:
Compensation and benefits	$21,771	$19,060	$42,401	$38,616
Other general and administrative expense	11,169	10,507	21,560	19,204
Loan servicing, financing and other related costs	7,598	13,235	17,137	23,636
Amortization of intangible assets	1,300	3,300	2,600	6,600
Operating and Other Expense	$41,838	$46,102	$83,698	$88,056

Net (Loss)/Income	$(25,928)	$(100,367)	$46,856	$(183,273)
Less Preferred Stock Dividend Requirement	$8,218	$8,219	$16,437	$16,438
Net (Loss)/Income Available to Common Stock and Participating Securities	$(34,146)	$(108,586)	$30,419	$(199,711)

Basic (Loss)/Earnings per Common Share	$(0.34)	$(1.06)	$0.30	$(1.91)
Diluted (Loss)/Earnings per Common Share	$(0.34)	$(1.06)	$0.29	$(1.91)

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Segment Reporting

At June 30, 2023, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended June 30, 2023
Interest Income	$89,912	$51,308	$3,130	$144,350
Interest Expense	58,940	36,943	3,962	99,845
Net Interest Income/(Expense)	$30,972	$14,365	$(832)	$44,505
Provision for Credit Losses on Residential Whole Loans	(294)	—	—	(294)
Net Interest Income/(Expense) after Provision for Credit Losses	$30,678	$14,365	$(832)	$44,211

Net loss on residential whole loans measured at fair value through earnings	$(97,459)	$(33,244)	$—	$(130,703)
Impairment and other net loss on securities and other portfolio investments	(3,697)	—	(872)	(4,569)
Net gain/(loss) on real estate owned	2,493	(340)	—	2,153
Net gain on derivatives used for risk management purposes	45,142	15,309	—	60,451
Net gain on securitized debt measured at fair value through earnings	18,887	8,507	—	27,394
Lima One - origination, servicing and other fee income	—	11,477	—	11,477
Other, net	3,812	1,076	608	5,496
Total Other (Loss)/Income, net	$(30,822)	$2,785	$(264)	$(28,301)

General and administrative expenses (including compensation)	$—	$15,601	$17,339	$32,940
Loan servicing, financing, and other related costs	5,395	131	2,072	7,598
Amortization of intangible assets	—	1,300	—	1,300
Net (Loss)/Income	$(5,539)	$118	$(20,507)	$(25,928)

Less Preferred Stock Dividend Requirement	$—	$—	$8,218	$8,218
Net (Loss)/Income Available to Common Stock and Participating Securities	$(5,539)	$118	$(28,725)	$(34,146)

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
June 30, 2023
Total Assets	$6,183,728	$3,156,741	$395,762	$9,736,231

December 31, 2022
Total Assets	$6,065,557	$2,618,695	$428,153	$9,112,405

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Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
GAAP Net (loss)/income used in the calculation of basic EPS	$(34,265)	$64,407	$(1,647)	$(63,410)	$(108,760)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	130,703	(129,174)	68,828	291,818	218,181
Securities held at fair value	3,698	(2,931)	383	(1,549)	1,459
Interest rate swaps	(37,018)	40,747	12,725	(108,917)	(31,767)
Securitized debt held at fair value	(30,908)	48,846	(44,988)	(100,767)	(84,348)
Investments in loan origination partners	872	—	8,526	2,031	39,162
Expense items:
Amortization of intangible assets	1,300	1,300	1,300	1,300	3,300
Equity based compensation	3,932	3,020	2,480	2,673	3,540
Securitization-related transaction costs	2,071	4,602	1,744	5,014	6,399
Total adjustments	74,650	(33,590)	50,998	91,603	155,926
Distributable earnings	$40,385	$30,817	$49,351	$28,193	$47,166

GAAP earnings/(loss) per basic common share	$(0.34)	$0.63	$(0.02)	$(0.62)	$(1.06)
Distributable earnings per basic common share	$0.40	$0.30	$0.48	$0.28	$0.46
Weighted average common shares for basic earnings per share	101,915	101,900	101,800	101,795	102,515

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The following table presents our non-GAAP Distributable earnings by segment for the quarterly periods below:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended June 30, 2023
GAAP Net (loss)/income used in the calculation of basic EPS	$(5,539)	$118	$(28,844)	$(34,265)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	97,459	33,244	—	130,703
Securities held at fair value	3,698	—	—	3,698
Interest rate swaps	(27,903)	(9,115)	—	(37,018)
Securitized debt held at fair value	(21,756)	(9,152)	—	(30,908)
Investments in loan origination partners	—	—	872	872
Expense items:
Amortization of intangible assets	—	1,300	—	1,300
Equity based compensation	—	130	3,802	3,932
Securitization-related transaction costs	—	—	2,071	2,071
Total adjustments	$51,498	$16,407	$6,745	$74,650
Distributable earnings	$45,959	$16,525	$(22,099)	$40,385

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$76,153	$20,215	$(31,961)	$64,407

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(95,509)	(33,665)	—	(129,174)
Securities held at fair value	(2,931)	—	—	(2,931)
Interest rate swaps	30,870	9,877	—	40,747
Securitized debt held at fair value	32,580	16,266	—	48,846
Investments in loan origination partners	—	—	—	—
Expense items:
Amortization of intangible assets	—	1,300	—	1,300
Equity based compensation	—	127	2,893	3,020
Securitization-related transaction costs	—	—	4,602	4,602
Total adjustments	$(34,990)	$(6,095)	$7,495	$(33,590)
Distributable earnings	$41,163	$14,120	$(24,466)	$30,817

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Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
GAAP Total Stockholders’ Equity	$1,944.8	$2,018.6	$1,988.8	$2,033.9	$2,146.4
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,469.8	1,543.6	1,513.8	1,558.9	1,671.4
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	(58.3)	(33.9)	(70.2)	(58.2)	9.5
Fair value adjustment to Securitized debt, at carrying value	129.8	122.4	139.7	109.6	75.4

Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,541.3	$1,632.1	$1,583.3	$1,610.3	$1,756.3

GAAP book value per common share	$14.42	$15.15	$14.87	$15.31	$16.42
Economic book value per common share	$15.12	$16.02	$15.55	$15.82	$17.25
Number of shares of common stock outstanding	101.9	101.9	101.8	101.8	101.8

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Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends and the performance of the housing, real estate, mortgage finance, broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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